EXHIBIT 10.10


                          INTERSIL HOLDING CORPORATION


                             OPTION AWARD AGREEMENT


     AGREEMENT by and between Intersil Holding Corporation, a Delaware corporation ("Intersil Holding" or "Company") and ____________ (the "Optionee"), dated as of the 13th day of August, 1999.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. A. Grant of Stock Option.

     Intersil Holding hereby grants the Optionee an option (the "Option") to purchase:

     (a) Preferred Shares: _________ shares of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, of Intersil Holding (the "Preferred Shares"), with a liquidation value on date of grant of $1000 per share. The number of shares of Preferred Stock for which options are granted hereunder shall be adjusted annually as provided in paragraph 1B; and

     (b)  The term "Shares" shall mean the Preferred Shares.

     B. Preferred Stock Option Adjustment:

     Provided that the Options granted hereby have not otherwise terminated, on each anniversary date of the date of grant, the number of Preferred Shares subject to this Option, and for which the Option remains unexercised, shall be increased by a number of Preferred Shares, including fractional shares, sufficient to increase the liquidation value of the Preferred Shares subject to the Option over that value at the grant date in the case of the first anniversary, or at the immediately preceding anniversary date in the case of any other anniversary, by 12%. For purposes of this calculation, the number of shares subject to Options at any date earlier than the calculation date will be reduced by the number of shares for which Options have since been exercised.


2. Option Price. The initial exercise price of the options to acquire Preferred Shares is $250 per share. Provided that the Optionee is still employed by Intersil Holding on that date, and the Options granted hereby have not otherwise terminated or been forfeited, on each anniversary date of the date of grant, the price per Preferred Share subject to this Option shall be increased over that price at the grant date in the case of the first anniversary, or at the immediately preceding anniversary date in the case of any other anniversary, by 12%.


3. Term.

     Unless earlier forfeited, the Option will expire in its entirety upon the tenth anniversary of the date hereof.

4. Exercise of Option.

     (a) Right to Exercise. This Option shall be exercisable during its term in accordance with this Option Agreement beginning on the date of grant.

     (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Option, the number of whole Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate exercise price.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.


5. Any exercise of an Option shall also be considered to be an exercise of a pro rata portion of any fractional shares produced by the adjustment calculation under paragraph 1B, which fractional shares will be settled in cash. At the Company's election, that settlement can be effected by the delivery of cash to the Optionee or by a reduction in the Exercise Price equal to the otherwise deliverable cash.


     (a) Securities Matters. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     (b) Shareholders' Agreement. Optionee acknowledges that in addition to the requirements and restrictions of this Agreement:

          (1) Optionee is to be considered a Management Investor, as that term is defined in the Securities Purchase and Holders Agreement by and among Intersil Holding Corporation, Sterling Holding Company, LLC, Manatee Investment Corporation., Intersil Prism, LLC, William N. Stout and the Management Investors, dated August 13, 1999 (the "Shareholders Agreement"), and

          (2) That Optionee has received and agrees to be bound by the Shareholders Agreement, which is incorporated herein by reference, with respect to the Option and any shares of Intersil Holding stock acquired upon exercise of this Option.

     Optionee is familiar with the terms and provisions of the Shareholders Agreement, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Shareholders Agreement and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement.


6. Method of Payment. Payment of the aggregate exercise price shall be by cash or check, or a combination thereof, at the election of the Optionee.

7. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

8. Non-Transferability of Option. This Option may not be transferred in any manner except to the extent specifically permitted pursuant to the Shareholders Agreement.

9. Term of Option. This Option will expire in its entirety on the tenth anniversary of the date of this Agreement.

10. Notices. All notices or other communications given hereunder or in connection herewith shall be sent pursuant to the Shareholders Agreement.


11. Option Not Compensation. Neither the Option, the value of Shares issued upon exercise, any excess of market value over the Option price at times of exercise, nor any other rights, profits, values or interests resulting from the grant or exercise of the Option, shall be considered as "compensation" of the Optionee for purposes of computing the Optionee's benefit rights under any present or future pension benefit or welfare benefit plan or incentive compensation plan of the Company under which he or she may become eligible for benefits on the basis of such compensation.

12. No Guarantee of Continued Employment. If Optionee is an employee, Optionee acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment or other relationship as a service provider to the Company, and shall not interfere in any way with Optionee's right or the company's right to terminate Optionee's employment or relationship as a service provider at any time, with or without cause (subject in the case of a service provider to any applicable service agreement).

13. Entire Agreement. This Option Agreement and the Shareholders Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


14. Consent to Exclusive Jurisdiction. The Company and the Optionee agree that any legal action or proceeding with respect to this Agreement or any agreement, certificate or other instrument entered into in contemplation of the transactions contemplated by this Agreement, or any matters arising out of or in connection with this Agreement or such other agreement, certificate or instrument, and any action for the enforcement of any judgment in respect thereof, shall be brought exclusively in the Chancery Court of New Castle County, Delaware or the courts of the United States of America for the District of Delaware. By execution and delivery of this Agreement, the Company and the Optionee irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his or its address referred to herein. Each of the Company and the Optionee hereby irrevocably waives any objection which he or it may now or hereafter have to the paying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waive and agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to service process in any other manner permitted by law.

15. Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising , and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

                                   SCHEDULE 1

                          INTERSIL HOLDING CORPORATION

                             OPTION AWARD AGREEMENT



           OPTIONEE                              PREFERRED SHARES
           --------                              ----------------

       George Gidzinski                                100


        Daniel Heneghan                               66.67


       W. Russell Morcom                               100


           Ray Odom                                   66.67


          Larry Sims                                   100


       Gregory Williams                               333.33

                                    EXHIBIT A

                                 EXERCISE NOTICE


Intersil Holding Corporation

Attention:

     1. Exercise of Option. Effective as of today, __________________, ____ the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _____ shares of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share (the "Shares"), of Intersil Holding Corporation (the "Company"), under and pursuant to the Intersil Holding Corporation Option Award Agreement dated August 13, 1999 (the "Option Agreement").

     2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

     3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Shareholders Agreement, as that term is defined by the Option Agreement and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. The Optionee specifically acknowledges that the Option and any Shares acquired upon exercise of the Option are subject to the Company's rights and those of the other parties to the Shareholders Agreement.

     5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with all tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or the Committee for any tax advice.

     6. Restrictive Legends and Stop-Transfer Orders.

     (a) Legends. Optionee understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR

          OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND OTHER RIGHTS HELD BY THE PARTIES TO A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG INTERSIL HOLDING CORPORATION, STERLING HOLDING COMPANY, LLC, HARRIS FAR EAST LTD., INTERSIL PRISM, LLC, WILLIAM N. STOUT AND THE MANAGEMENT INVESTORS NAMED THEREIN, DATED AUGUST 13, 1999 (THE "SHAREHOLDERS AGREEMENT") AS INCORPORATED BY REFERENCE INTO THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL OPTIONEE OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

     (b) Stop-Transfer Orders. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     7. Entire Agreement. The Shareholders Agreement and Option Agreement are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same meaning in this Exercise Notice. The Shareholders Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of a conflict between the terms and conditions of this Exercise Notice and the Shareholders Agreement and/or the Option Agreement, the terms and conditions of the Shareholders Agreement or Option Agreement, as applicable shall prevail.

Submitted by:                           Accepted by:

OPTIONEE:                               INTERSIL HOLDING CORPORATION


____________________________            By:___________________________

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


Optionee        _______________.
Security        _______________ Shares of Preferred Stock of Intersil  Holding,
                                liquidation  value $1,000 per share

Amount          ________________________________________________

Date            ________________________________________________

     In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

     1. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     2. Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and with any other legend required under applicable state securities laws.

     3. Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (b) the availability of certain public information about the Company, (c) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (d) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (a), (b), (c) and (d) of the paragraph immediately above.

     4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                            Signature of Optionee:

Date:    _____________________________      _________________________________

                                      -2-